Exhibit 99

PROXY

                             THE BANK OF ALEXANDRIA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _________________, __________________
and _____________________, or any one of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of The Bank of Alexandria ("BOA"), to be held at the Main Office of BOA located at 1717 King Street, Alexandria, Virginia at ______ a.m. on April ____, 1998 and at any adjournment thereof, and to vote all shares of stock of BOA that the undersigned shall be entitled to vote at such meeting on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of December 12, 1997, and a related Plan of Merger (collectively, the "Agreement") among BOA, F&M National Corporation ("F&M") and one of its subsidiary banks, F&M Bank-Northern Virginia, providing for the merger of BOA with and into F&M-Northern Virginia upon the terms and conditions set forth in the Agreement as described in the Proxy Statement/Prospectus of BOA and F&M, dated March ___, 1998.

         FOR   [ ]                 AGAINST  [ ]         ABSTAIN    [ ]
                                                           (has the same effect
                                                            as a vote Against)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above. This proxy may be revoked at any time prior to its exercise.

                                         Dated:______________________, 1998


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                                         Please sign exactly as name appears
                                         on the stock certificate. When
                                         signing as attorney, executor,
                                         administrator or trustee, please
                                         give full title.

             Please mark, sign, date and return promptly this Proxy Card using the enclosed envelope.